                            AMENDMENT TO MASTER TRUST


         This Amendment to the Master Agreement (the "Amendment") entered into as of the close of business on April 15, 1999, by and between Eastern Enterprises, an unincorporated voluntary association (commonly referred to as a Massachusetts business trust), (the "Company") acting through its duly appointed Retirement Committee (the "Committee") and Key Trust Company of Ohio, National Association, (the "Trustee") in order to amend the Master Trust Agreement, dated as of July 1, 1995, between the Company and the Trustee.

                                   WITNESSETH:

         WHEREAS the Company and the Trustee have entered into a Master Trust Agreement (the "Master Trust Agreement"), dated as of July 1, 1995 in order to hold and invest the assets of certain employee benefit plans meeting the requirements of Section 401(a) of the Internal Revenue Code of 1986, as amended, established by the Company and certain of its subsidiaries and affiliates; and

         WHEREAS the Company and the Trustee desire to amend the Master Trust
               Agreement;

         NOW, THEREFORE, it is agreed that the Master Trust Agreement be amended effective as of January 1, 1998, as follows:

         1. A new Section 1.6 be added to the Master Trust Agreement to read as follows:

         "1.6     For purposes of this Agreement, the terms pension benefit
                     plan, plan and participating plan shall include trusts."

         2. This instrument may be executed in counterparts.

         3. Reference is hereby made to the declaration of trust establishing Eastern Enterprises (formerly Eastern Gas and Fuel Associates) dated July 18, 1929, as amended, a copy of which is on file in the office of the Secretary of the Commonwealth of Massachusetts. The name "Eastern Enterprises" refers to the trustees under said declaration as trustees and not personally; and no trustee, shareholder, officer or agent of Eastern Enterprises shall be held to any personal liability in connection with the affairs of said Eastern Enterprises, but the trust estate only is liable.


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         IN WITNESS WHEREOF, this Agreement is being executed as of the 15th day of April, 1999 on their behalf by their duly authorized officers.


                           EASTERN ENTERPRISES


                           By: /s/ Jean A. Scholtens
                               Name: Jean A. Scholtens
                               Title: Vice President and Treasurer



                           KEY TRUST COMPANY OF OHIO,
                               NATIONAL ASSOCIATION


                           By: /s/ Margaret Halloran
                               Name: Margaret Halloran
                               Title: Assistant Vice President

                                           AND

                           By: /s/ Kelley Clark
                              Name: Kelley Clark
                              Title: Vice President